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                                                                      EXHIBIT 21


                             ORGANIZATIONAL CHART



                                   The St.
                                    Paul
                                  Companies


                                St. Paul Fire and
                              Marine Insurance Company

       23%                           77%


Public Shareholders             The John Nuveen           100%  Rittenhouse
                                   Company                      Financial
                                                              Services, Inc.


      100%                           100%                        20%*

  Nuveen/Flagship               John Nuveen & Co.            Institutional
    Acquisition                    Incorporated                 Capital
    Corporation                                                Corporation


      100%                           100%                        100%
   Nuveen Asset               Nuveen Advisory Corp.             Nuveen
  Management Inc.                                            Institutional
                                                             Advisory Corp.




*Will be 20% in 2002